                                                                EXHIBIT 10.3


                        INDEPENDENT CONTRACTOR AGREEMENT


        INDEPENDENT CONTRACTOR AGREEMENT, dated as of July 26, 1996 ("Agreement"), by and between PRECISION RESPONSE CORPORATION, a Florida corporation ("PRC"), and BERNIE KOSAR, JR. ("Contractor").


                             W I T N E S S E T H :

        WHEREAS, PRC is in the business of providing outsourced integrated information services, including telemarketing and other teleservices, database management and marketing services, fulfillment services, and other marketing and related services (collectively, the "Services");

        WHEREAS, PRC desires to engage Contractor, and Contractor desires to be engaged by PRC, as an independent contractor and not as an employee, to market and promote the Services to appropriate businesses and industries, and to consult with PRC with respect to business development, client relations matters and corporate development matters generally.

        NOW, THEREFORE, in consideration of the premises and respective undertakings of each of the parties below, the parties covenant and agree, each with the other (but not in regard to any third person) to enter into this Agreement upon the following terms and conditions:


                                   ARTICLE 1

                                 DEFINED TERMS

          1.1 DEFINITIONS. Unless the context otherwise requires, the defined terms used in this Agreement shall have the respective meanings specified in this Article 1.

                 "Agreement" means this Independent Contractor Agreement between PRC and Contractor.

                 "Confidential Information" means all information relating to
(i) the financial condition, business and interests of PRC, and





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its affiliates (ii) the systems, know-how, trade secrets, products, services, costs, inventions, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets heretofore or hereafter owned, acquired, sold, developed and/or used by PRC and its affiliates, and (iii) the nature and terms of PRC's and its affiliates' relationships with their respective clients, customers, suppliers, lenders, underwriters, vendors, consultants, independent contractors, attorneys, accountants and employees.

                 "Contractor" means Bernie Kosar.

                 "Expenses" means all reasonable expenses incurred by Contractor directly in connection with the performance by Contractor of his obligations under this Agreement, including, but not limited to, first-class air travel, meals, entertainment, hotel accommodations, car rentals, and taxi-cab fare.

                 "Plan" means the Precision Response Corporation 1996 Incentive Stock Plan. Capitalized terms used herein which are not defined herein shall have the respective meanings ascribed to them in the Plan (a copy of which is attached as an exhibit to the Stock Option Agreement which is attached as Exhibit "A" to this Agreement).

                 "PRC" means Precision Response Corporation, a Florida corporation.

                 "Stock Options" means Non-Qualified Stock Options to be granted by the Committee to Contractor pursuant to the Stock Option Agreement attached as Exhibit "A" hereto to acquire up to 60,000 shares of the common stock of PRC at the Fair Market Value thereof on the date of grant.

                 "Third Parties" means any persons, firms, corporations or entities other than PRC, its affiliates, and Contractor.




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                                   ARTICLE 2

                                    RECITALS

          2.1 RECITALS TRUE. The parties agree that the recitals above are true and correct and constitute a part of this Agreement.



                                   ARTICLE 3

                            ENGAGEMENT AND SERVICES

          3.1 ENGAGEMENT. PRC hereby engages Contractor, and Contractor hereby agrees to be engaged by PRC, as an independent contractor and not as an employee, to perform the services described below. PRC shall not be restricted from engaging any other person or entity to perform services similar to the type to be performed by Contractor pursuant to this Agreement.

          3.2 SERVICES. Contractor shall consult with PRC's Board of Directors and executive officers as requested by PRC from time to time during the term of this Agreement with respect to general corporate and business development matters. Contractor shall, as part of his duties, use his best efforts on a continuous basis during the term of this Agreement to promote the Services to appropriate businesses and industries in the United States and abroad, in accordance with guidelines and standards determined by PRC. Contractor's services shall also include the active solicitation by him of potential clients for PRC in accordance with guidelines and standards determined by PRC. Further, Contractor shall, as requested by PRC from time to time during the term of this Agreement, participate and engage in corporate and business development, public relations, marketing and client relations meetings, activities and events, and perform specific services with respect to client relations with particular clients as requested from time to time by PRC. Contractor acknowledges that PRC has established itself in its industry as a highly-reputable company known for high quality service and professional and ethical operations and management. In performing his obligations, Contractor shall use his best efforts at all times to do, and to refrain from doing, whatever is necessary to ensure that his conduct in performing such obligations preserves and enhances PRC's business reputation. PRC shall have no obligation to accept the



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

business of any prospective client introduced or proposed by Contractor, or agree to perform any particular service for any potential client proposed by Contractor.

          3.3 CONTRACTOR'S AUTHORITY. Contractor shall have no authority to bind PRC to a contract or commitment of any kind. Any contract to be executed between PRC and any potential client of PRC introduced by Contractor must be in form and content prepared by or agreed to by PRC or its attorneys and must be executed by an officer of PRC. Contractor shall not make any oral or written representations, warranties or guaranties of any kind or nature on behalf of PRC to any client or potential client of PRC.


                                   ARTICLE 4

                         COMPENSATION AND REIMBURSEMENT

          4.1 MONTHLY FEE. Contractor shall receive a monthly fee (the "Monthly Fee") of $5,833.33 during the term of his engagement, payable on or before the last day of each month during the engagement. With respect to any partial month during the term of Contractor's engagement, such fee will be appropriately prorated.

          4.2 STOCK OPTIONS. PRC shall cause the Committee to grant to Contractor the Stock Options on the date of this Agreement pursuant to the Stock Option Agreement attached as Exhibit "A" hereto.

          4.3 REIMBURSEMENT. PRC shall reimburse Contractor for all reasonable Expenses of Contractor, provided such Expenses are documented by receipts, credit card statements, or other written verification.


                                   ARTICLE 5

                               CONTRACTOR STATUS

          5.1 CONTRACTOR STATUS. Contractor acknowledges and agrees that as an independent contractor of PRC he shall not receive any salary or benefits of any kind, nor shall any amounts for payroll taxes be withheld from his fees. Contractor shall be solely responsible to pay all self-employment taxes, including social




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security and medicare, and all estimated federal, state or local income taxes applicable to Contractor as a self-employed person. PRC shall provide to Contractor and the Internal Revenue Service such appropriate forms, including appropriate Forms 1099, as may be required by law. PRC shall not be providing to Contractor any facilities, tools or materials which may be necessary or appropriate in order for Contractor to perform his obligations under this Agreement, although PRC shall make available to Contractor such administrative support services as may be reasonably necessary at such times, if any, as Contractor performs services at PRC's premises.


                                   ARTICLE 6

                              TERM AND TERMINATION

          6.1    TERM.  The term of this Agreement shall be for a period of one
(1) year from the date hereof, unless sooner terminated pursuant to Section 6.2 hereof.

          6.2 EARLY TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, Contractor's engagement hereunder shall terminate
(a) upon his death, (b) upon Contractor being unable, in the reasonable judgment of PRC, due to physical, mental or emotional illness or injury, to perform substantially all of his duties hereunder for at least 45 days of any 60-consecutive-day period during the term of this Agreement, or (c) upon written notice from PRC terminating the engagement for "cause" (which means, for purposes of this Agreement, commission of a crime by Contractor, dishonest or fraudulent conduct on the part of Contractor, negligence by Contractor in the performance of his duties, refusal of Contractor to perform services reasonably requested by PRC, acts or omissions of Contractor contrary to, or in breach of, any term of this Agreement, or conduct on the part of Contractor (whether or not related to performance of his services) contrary to the business interests, or injurious to the business reputation, of PRC). Upon any such termination, Contractor (or his estate or legal representative, if applicable) shall receive, within 30 days following the date of termination, any Monthly Fees accrued and unpaid through the date of termination.



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

                                   ARTICLE 7

                  CONFIDENTIALITY AND COVENANT-NOT-TO-COMPETE

          7.1 CONFIDENTIAL INFORMATION. Contractor acknowledges that Contractor has been informed by PRC of PRC's policy to maintain as secret and confidential all Confidential Information, including any Confidential Information developed or compiled by Contractor during the term of his engagement by PRC, all of which shall be the property of PRC. Contractor acknowledges that such Confidential Information is of great value to PRC and its affiliates. Contractor further acknowledges that, as a result of Contractor's relationship with PRC, Contractor will be making use of, acquiring and/or adding to such Confidential Information. Therefore, Contractor understands that it is reasonably necessary to protect PRC's and its affiliates' good will, trade secrets and legitimate business interests, that Contractor agree and, accordingly, Contractor does hereby agree, that Contractor will not directly or indirectly (except where authorized by the President of PRC for the benefit of PRC and/or its affiliate(s) and/or as required in the course of performing his obligations under this Agreement) at any time hereafter divulge or disclose for any purpose whatsoever to any Third Parties, or use or cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law.

          7.2 PRC'S MATERIALS. In accordance with the foregoing, Contractor furthermore agrees that (i) Contractor will at no time retain or remove from the premises of PRC or its affiliates any products, prototypes, drawings, notebooks, software programs or discs or similar containers of software, manuals, data, books, records, materials or documents of any kind or description for any purpose unconnected with the strict performance of Contractor's obligations under this Agreement and (ii) upon the cessation or termination of Contractor's engagement for any reason, Contractor shall forthwith deliver or cause to be delivered to PRC any and all drawings, notebooks, software programs or discs or similar containers of software, manuals, data, books, records, materials and other documents and materials in Contractor's possession or under Contractor's control relating to any Confidential Information or any other material or thing which is the property of PRC or its affiliates.




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

          7.3 COVENANT-NOT-TO-COMPETE. In view of the Confidential Information to be obtained by or disclosed to Contractor, because of the know-how acquired and to be acquired by Contractor, and as a material inducement to PRC to enter into this Agreement and to pay to Contractor the fees Contractor will be receiving and to grant the Stock Options, Contractor covenants and agrees that, so long as Contractor is engaged by or is receiving any payments or fees from PRC and for a period of one (1) year after Contractor ceases for any reason to be engaged by or receive payments or fees from PRC, Contractor shall not, directly or indirectly, on his own behalf or on behalf of others, directly or indirectly, as a partner, owner, agent, consultant, independent contractor, employee, stockholder, director, officer or otherwise, in any manner participate in, or promote, any business similar to, or competitive with, PRC's business anywhere within the continental United States.

          7.4 PRC'S REMEDIES FOR BREACH. Contractor covenants and agrees that if Contractor shall violate or breach any of Contractor's covenants or agreements provided for in this Article 7, PRC and/or its affiliates shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations or benefits which Contractor directly or indirectly has realized or realizes as a result of, growing out of or in connection with any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions this
Article 7, PRC and/or its affiliates shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief (without being required to post any bond or other security) from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by Contractor, by Contractor's partners, agents, representatives, servants, employers or employees and/or by any Third Parties. PRC shall be entitled to such injunctive or other equitable relief in addition to any damages which are suffered, together with reasonable attorneys' and paralegals' fees and costs, and other costs incurred in connection with any such litigation, both before and at trial and at all tribunal levels. It is understood that resort by PRC




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and/or its affiliates to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which PRC or its affiliates may have with respect to such breach or violation.

          7.5 REASONABLENESS. Contractor acknowledges that any breach or violation of this Article 7 will cause irreparable injury and damage and incalculable harm to PRC and its affiliates and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Contractor further acknowledges that Contractor has carefully read and considered the provisions of this Article 7 and, having done so, agrees that the restrictions and remedies set forth in this Article 7 (including, but not limited to, the time period and geographical restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, interests and good will of PRC and its affiliates. Contractor further acknowledges that Contractor's covenants in this Article 7 have been made to induce PRC to enter into this Agreement.

          7.6 SEVERABILITY. Contractor understands and intends that each provision and restriction agreed to by Contractor in this Article 7 shall be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in this Article 7, shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included.

          7.7 SURVIVABILITY. The restrictions, acknowledgments, covenants and agreements of Contractor set forth in this Article 7 shall survive any termination of this Agreement or of Contractor's engagement.


                                   ARTICLE 8

                                 MISCELLANEOUS

          8.1 INDEPENDENT COUNSEL. PRC and Contractor agree that each of them has been, or were advised and fully understand that they are entitled to be, represented by independent legal counsel with




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respect to all matters contemplated herein, from the commencement of negotiations at all times through the execution hereof.

          8.2 LAW APPLICABLE. This Agreement shall be governed by and construed pursuant to the laws of the State of Florida, without giving effect to conflicts of laws principles. Each party consents to personal jurisdiction in Florida and agrees that venue of any dispute hereunder shall lie only in any court of competent subject-matter jurisdiction located in Miami, Dade County, Florida.

          8.3 NOTICES. Any notices required or permitted to be given pursuant to this Agreement shall be sufficient, if in writing and hand delivered (in person or by courier) or sent by certified or registered mail, return receipt requested, to his residence, in the case of Contractor, or to PRC's executive offices, in the case of PRC.

          8.4 SUCCESSION. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, assignees and/or successors in interest of any kind whatsoever; provided, however, that Contractor acknowledges and agrees that he cannot assign or delegate any of his rights, duties, responsibilities or obligations hereunder to any other person or entity except as specifically permitted by this Agreement.

          8.5 ENTIRE AGREEMENT. This Agreement constitutes the entire final agreement between the parties with respect to, and supersedes any and all prior agreements between the parties hereto both oral and written concerning, the subject matter hereof and may not be amended, modified or terminated except by a writing signed by the parties hereto.

          8.6 SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.



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

          8.7 NO WAIVER. A waiver of any breach or violation of any term, provision or covenant contained herein shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

          8.8 ATTORNEYS' FEES. In the event that either of the parties to this Agreement institutes suit against the other party to this Agreement to enforce or declare any of his or its rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' and paralegals' fees and costs incurred before and at trial and at all tribunal levels.

          8.9 TITLES OR CAPTIONS. Title or captions in this Agreement are inserted only as a matter of convenience and are for reference only. Such titles and captions shall not be construed to define, limit, extend or describe the scope of this Agreement nor the intent of any provision.

          8.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.


                                PRECISION RESPONSE CORPORATION




                               By:   /s/ David Epstein
                                   ------------------------
                               Name:     D. Epstein
                                    -----------------------
                               Title:    Pres.
                                    -----------------------



                                /s/ Bernie Kosar, Jr.
                               ----------------------------
                               BERNIE KOSAR, JR.




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


                                  EXHIBIT "A"

                             STOCK OPTION AGREEMENT

                         PRECISION RESPONSE CORPORATION
                             STOCK OPTION AGREEMENT


          Agreement dated as of the 26th day of July, 1996 (the "Date of Grant") between Precision Response Corporation, a Florida corporation (and, collectively with its subsidiaries, if any, the "Company") with its principal office at 1505 N.W. 167th Street, Miami, Florida 33169, and Bernie Kosar, Jr., at the address set forth beneath such person's signature on the signature page of this Agreement ("Optionee").

         1.      Grant of Options

                 The Company grants to Optionee, on the terms and conditions set forth below, options (the "Options") to purchase up to 60,000 shares (individually a "Share" and collectively the "Shares") of Precision Response Corporation common stock (the "Common Stock"), par value $.01 per share, for a price per Share equal to the Fair Market Value on the Date of Grant (the "Option Price"), subject to adjustment as provided in Paragraph 3 below. Each of the Options are granted as Nonqualified Stock Options as defined in and pursuant to the Precision Response Corporation 1996 Incentive Stock Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference, and are subject to the provisions of the Plan. Capitalized terms used herein which are not defined herein shall have the respective meanings ascribed to them in the Plan.

         2.      Terms and Conditions of Options

                 (a)      Option Price

                          The Option Price per Share shall be the Fair Market
Value thereof on the Date of Grant, but in no event less than the par value per Share.

                 (b)      Vesting of Options

                          Subject to such further limitations as are provided
for herein, all of the Options shall vest, if at all (and be exercisable once vested) on January 1, 1997.

         In the event Optionee dies or becomes disabled prior to January 1, 1997, Optionee shall nevertheless become vested in all outstanding Options on January 1, 1997, and Optionee or his estate or beneficiaries (in the case of death) may then exercise such Options at any time or from time to time prior to the expiration of the term of the Options set forth in subparagraph (c) below. In the event Optionee dies or becomes disabled on or after January 1, 1997, Optionee or his estate or beneficiaries (in the case of death) may exercise such Options at any time or from time to time prior to the expiration of the term of the Options set forth in subparagraph (c) below.

                 (c)      Term of Options

                          The Options may be exercised by the Optionee in whole
or in part from time to time, but only during the period beginning January 1, 1997 and ending at 5:00, p.m. of the last business day of December 1999, subject in all cases, however, to subparagraph (e) of this paragraph 2 and the other provisions of this Agreement and the Plan.

                 (d)      Non-transferability of Options

                          Options shall not be transferable by Optionee other
than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code") or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and, except with respect to a qualified domestic relations order as aforesaid, may be exercised during Optionee's lifetime only by Optionee. If any Options are exercised after Optionee's death, the Company may require evidence reasonably satisfactory to it of the appointment and qualification of Optionee's personal representatives and their authority and of the right of any heir or distributee to exercise such Options.

            (e)      Termination of Independent Contractor Agreement for "Cause"

                     The Options are being granted to Optionee in connection with that certain Independent Contractor Agreement, of even date herewith, between Company and Optionee (the "Independent




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Contractor Agreement").  If Optionee's engagement with the Company under the
Independent Contractor Agreement is terminated by the Company for "cause", as defined in the Independent Contractor Agreement, or by Optionee resigning from his engagement prior to the expiration of the term thereof, the unexercised portion of any of the Options granted under this Agreement shall automatically and without notice terminate and become null and void upon such termination for "cause" or resignation, notwithstanding any other provision of this Agreement to the contrary.

                 (f)      Exercise of Options

                          Subject to the limitations set forth herein and the
provisions hereof, the Options may be exercised only by written notice to the Company, at its principal business office or such other office as the Committee may from time to time direct, which shall contain provisions consistent with the provisions of the Plan as the Committee may from time to time prescribe and shall specify the number of optioned Shares being purchased. Not less than one thousand (1000) shares may be purchased at any one time upon exercise of the Options unless the number purchased is the total number then purchasable under this Agreement. Any notice of exercise of Options shall be accompanied by payment of the full purchase price for the Shares being purchased: (i) by check payable to the Company; or (ii) with the prior consent of the Committee, by tendering previously acquired shares of Common Stock having a fair market value (determined as of the date such Options are exercised and in the same manner as the Fair Market Value of the Option Price is determined under the Plan) equal to the purchase price or (iii) by any combination of (i) and (ii). The Company shall have no obligation to deliver the Shares being purchased pursuant to the exercise of any Options, in whole or in part, until the aforesaid payment in full of the purchase price therefor is received by the Company.

                 (g)      Issuance of Shares

                          The exercise of Options granted hereunder is subject
to the condition that if at any time the listing, registration or qualification of the Shares covered by the Options upon any securities exchange or under any state or federal law is necessary as a condition of or in connection with the purchase or delivery of





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Shares, the delivery of any or all Shares pursuant to exercise of the Options may be withheld unless and until such listing, registration or qualification shall have been effected. Optionee agrees to comply with any and all legal requirements relating to Optionee's resale or other disposition of any Shares acquired under this Agreement. The Committee may require, as a condition of exercise of any Options, that the Optionee represent, in writing, that the Shares received upon exercise of the Options are being acquired for investment and not with a view to distribution and agree that the Shares will not be disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and only after any required qualifications under applicable state securities laws, unless the Company shall have received an opinion of counsel satisfactory to the Company that such disposition is exempt from such registration and qualification. There may be endorsed on certificates representing Shares issued upon the exercise of Options such legends referring to the foregoing representations or any applicable restrictions on resale as the Committee, in its discretion, shall deem reasonably appropriate, as well as placement of such stop transfer orders with the Company's registrar and transfer agent as the Committee deems reasonably appropriate.

                 (h)      Rights as a Shareholder

                          Optionee shall acquire none of the rights of a
shareholder of the Company under this Agreement unless and until certificates for such Shares are issued to Optionee upon the exercise of Options.

         3.      Adjustment Upon Changes in Capitalization, etc.

                 In the event of any stock split, stock dividend, reclassification or recapitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of any Options theretofore granted pursuant to this Agreement are outstanding but unexercised, the Committee shall make such adjustments in the character and number of Shares subject to such Options and in the Option Price as shall be equitable and appropriate in order to make such Options, as nearly as may be practicable, equivalent to such Options immediately prior to such change; PROVIDED, HOWEVER, that no such adjustment shall give any





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

Optionee any additional benefits under this Agreement; and PROVIDED FURTHER that, if any such adjustment is made by reason of a transaction described in section 424(a) of the Code, it shall be made so as to conform to the requirements of that section and the regulations thereunder.

                 If any transaction (other than a change specified in the preceding paragraph) described in section 424(a) of the Code affects the Company's Common Stock subject to any unexercised Option theretofore granted hereunder (hereinafter for purposes of this paragraph 3 referred to as the "old option"), the Committee or any surviving or acquiring corporation may take such action as it deems appropriate, and in conformity with the requirements of that section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

                 If any such change or transaction shall occur, the number and kind of Shares to be issued upon the exercise of any Options shall be adjusted to give effect thereto.

         4.      Optionee Bound by Plan

                 The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by the terms and provisions thereof, regardless of whether such provisions have been set forth in this Agreement. In the event of any conflict between this Agreement and the Plan, the Plan shall govern.

         5.      Application of Funds

                 The proceeds received by the Company from the sale of Shares subject to Options may be commingled with any other corporate funds and used for any corporate purpose.

         6.      General

                 (a) Any communication in connection with this Agreement shall be deemed duly given when delivered in person or mailed by certified or registered mail, return receipt requested, to Optionee at his or her address listed on the signature page hereof or such





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other address of which Optionee shall have advised by similar notice, or to the
Company or Committee at the Company's then executive offices.

                 (b) This Agreement sets forth the parties' final and entire agreement with respect to its subject matter, may not be changed or terminated orally and shall be governed by and construed in accordance with the internal law of the State of Florida. This Agreement shall bind and inure to the benefit of Optionee, and his heirs, distributees and personal and legal representatives, and the Company and its successors and assigns.

                 (c) As a condition of the granting of the Options hereunder, Optionee agrees for himself and his heirs, distributees and his personal and legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined and resolved by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Agreement or the Plan shall be final, binding and conclusive.

                 (d) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.




Optionee:                               PRECISION RESPONSE CORPORATION,
                                        a Florida Corporation


/s/ Bernie Kosar, Jr.                   By:/s/ David Epstein
______________________________             __________________________
Bernie Kosar, Jr.                          David Epstein, President
2968 Westbrook
Ft. Lauderdale, Florida 33332






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